UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 11, 2017

HUNTWICKE CAPITAL GROUP INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54379
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

7 Grove Street, Topsfield, MA	01983
(Address of principal executive offices)	(Zip Code)

(978) 887-5981

Registrant’s telephone number, including area code:

N/A

  (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On April 11, 2017, the management and the Board of Directors (the “Board”) of Huntwicke Capital Group Inc. (the “Company”), concluded that the Company’s previously issued financial statements for the quarter ended October 31, 2016 (the “Restated Period”) should no longer be relied upon because of errors related to an accounting treatment of (i) certain advances relating to the acquisition of Huntwicke Advisors, LLC, were accounted for as capital when they were actually expenses of the Company and should have been expensed, (ii) the Company failed to disclose the issuance one share of Series A Preferred Stock on March 23, 2016, and, (iii) the Company’s disclosure relating the purchase of Huntwicke Advisors, LLC and Huntwicke Securities LLC by the Company from WS Advantage LP contained incorrect share amounts (collectively the “Restated Transactions”). The Company agreed to issue to WS Advantage a total of 1,384,923 shares of common stock versus 96,199 shares of common stock as previously reported.

The Company plans to file an amendment to the original Form 10-Q to restate the financial statements for the Restated Period to reflect such adjustments regarding the Restated Transactions. In addition, the failure to disclose the issuance of one share of Preferred Stock on March 23, 2016 may require a restatement of the company’s Form 10-K annual report for the year ended April 30, 2016 and the Form 10-Q for the quarterly period ended July 31, 2016, subject to receiving a valuation report on the value of the preferred share.

Our management has concluded that there are material weaknesses in internal controls over financial reporting, as we did not maintain effective controls over the selection and application of accounting principles generally accepted in the United States (“GAAP”) related to an accounting treatment of a capital transaction resulting from an extinguishment between related entities. Specifically, the members of our management team with the requisite level of accounting knowledge, experience and training commensurate with our financial reporting requirements did not analyze certain accounting issues at the level of detail required to ensure the proper application of GAAP in certain circumstances.

The Company’s management and Board have discussed the matters disclosed herein with Liggett and Webb, P.A., the Company’s independent registered public accounting firm.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

HUNTWICKE CAPITAL GROUP INC.

Date: April 17, 2017	By:	/s/ Brian Woodland
Brian Woodland President